EXHIBIT 4.1

Form of stock certificate

Number	St. Joseph, Inc.	Shares
(certificate no.)		(no. shares)

AUTHORIZED COMMON STOCK 100,000,000 SHARES
PAR VALUE $.001 PER SHARE

THIS CERTIFIES THAT	(Shareholder name)

IS THE RECORD HOLDER OF	(No. of shares)

- Shares of ST. JOSEPH, INC. Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:   (date)

NO SALE, OFFER TO SELL OR TRANSFER THE SHARES REFERENCED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIS ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH SAHRES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IN THEN IN EFFECT APPLICAPLE TO SUCH SHARES

[Corporate]	/s/	Kenneth L. Johnson	/s/ John H. Simmons
[Seal]		Secretary	President